UNITED STATES SECURITIES

AND

EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 5, 2020

OCEAN THERMAL ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	033-19411-C	20-5081381
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

800 South Queen StreetLancaster, PA	17603
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (717) 299-1344

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]		Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]		Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]		Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]		Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 8.01—OTHER EVENTS

We are filing this Current Report on Form 8-K to indicate our reliance on the Order of the U.S. Securities and Exchange Commission (Release No. 34-88465) in connection with filing our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as a result of the circumstances set forth below.

The members of our executive team and contract outside accountant live in different cities in Pennsylvania. On March 23, 2020, the Governor of Pennsylvania issued statewide stay-at-home orders to mitigate the spread of COVID-19. Non-life-sustaining physical businesses, like our company, were closed. Individuals have been permitted to leave their residences only for tasks essential to maintaining health and safety. Although some counties in Pennsylvania will begin to reopen on May 8, 2020, Lancaster County, where we are located, is not among them. No date has been set for the stay-at-home order to be lifted in Lancaster County.

Although our management team has been able to remotely conduct some of our business, we have not been able to input the financial and other records required to generate financial statements. Accordingly, in reliance upon the Order, we expect to file Form 10-Q for the quarter ended March 31, 2020, approximately 45 days after May 14, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEAN THERMAL ENERGY CORPORATION

Dated: May 5, 2020	By:	/s/ Jeremy P. Feakins
Jeremy P. Feakins
Chief Executive Officer